Exhibit 99.1

Financial Statements

Table of Contents

Page
Auditor’s Report	2

Financial Statements

Audited Financial Statements
Balance Sheets as of December 31, 2005 and 2006.	3
Statements of Operations for the years ending December 31, 2005 and 2006.	4
Statements of Changes in Shareholders’ Equity for the years ending December 31, 2005 and 2006.	5
Statement of Cash Flows for the years ending December 31, 2005 and 2006.	6
Notes to Financial Statements for the years ending December 31, 2005 and 2006.	7 - 16

Unaudited Financial Statements
Balance Sheet as of March 31, 2007	1
Statement of Operations for the three months ended March 31, 2007.	2
Statement of Cash Flows for the three months ended March 31, 2007.	3
Notes to unaudited Financial Statements for the three months ended March 31, 2007.	4

Pro Forma financial Information
Unaudited Pro Forma Consolidated Statement of Operations for the year ending December 31, 2006.	1
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2007.	2
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007.	3

Auditors' Report

To the Shareholder of
Interactive Nutrition International Inc.

We have audited the balance sheets of Interactive Nutrition International Inc. as of December 31, 2006 and 2005 and the statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Chartered Accountants, Licensed Public Accountants

April 2, 2007

This office is independently owned
And operated by Collins Barrow Ottawa LLP.
The Collins Barrow trademarks are
used under license.

Interactive Nutrition International Inc.
Balance Sheets
(in U.S. dollars)

December 31	2006	2005
Assets

Current
Cash	$350,823	$937,569
Accounts receivable (Note 1)	1,828,712	1,479,485
Inventories (Note 2)	2,202,666	2,356,550
Prepaid expenses	36,038	132,294
	4,418,239	4,905,898

Property and equipment (Note 3)	881,174	953,689
Intangible assets	12,871,501	12,897,001
	$18,170,914	$18,756,588

Liabilities and Shareholder's Equity

Current
Accounts payable and accrued liabilities	$536,229	$552,466
Income taxes payable	358,783	87,284
Current portion of long-term debt and capital leases (Note 6)	44,079	21,913
Promissory note in default (Note 4)	9,542,586	11,442,046
	10,481,677	12,103,709

Liabilities subject to compromise (Note 5)	2,386,116	2,256,708
Deferred income taxes (Note 9)	751,702	534,957
Long-term debt and capital leases (Note 6)	125,821	72,151
	13,745,316	14,967,525

Shareholder's equity
Share capital (Note 7)	87	87
Retained earnings	3,823,674	3,160,607
Other comprehensive income	601,837	628,369

	4,425,598	3,789,063

	$18,170,914	$18,756,588

On behalf of the Board:

________________________________ Director

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Interactive Nutrition International Inc.
Statements of Operations
(in U.S. dollars)

For the year ended December 31	2006	2005
Sales	$13,576,635	$13,126,320

Cost of sales	9,904,147	9,701,968

	3,672,488	3,424,352

Operating expenses
Selling, general and administrative	1,549,058	1,436,497
Interest expense	864,633	857,093

	2,413,691	2,293,590

Income from operations	1,258,797	1,130,762

Receivership items (Note 8)	124,363	101,790

Income for the year before income taxes	1,134,434	1,028,972

Income taxes (Note 9)
Current	247,607	24,788
Deferred	223,760	391,943

	471,367	416,731

Net income for the year	663,067	612,241

Other comprehensive income (loss)
Foreign exchange translation	(26,532)	131,106

Comprehensive income	$636,535	$743,347

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Interactive Nutrition International Inc.
Statements of Shareholder's Equity
(in U.S. dollars)

For the year ended December 31, 2006

			Other	Total
	Common	Retained	Comprehensive	Shareholder's
	Stock	Earnings	Income (Loss)	Equity
Balances, December 31, 2004	$84	$2,548,366	$497,263	$3,045,713

Net income	-	612,241	-	612,241

Foreign currency translation	3	-	131,106	131,109

Balances, December 31, 2005	87	3,160,607	628,369	3,789,063

Net income for the year	-	663,067	-	663,067

Foreign currency translation	-	-	(26,532)	(26,532)

Balances, December 31, 2006	$87	$3,823,674	$601,837	$4,425,598

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Interactive Nutrition International Inc.
Statements of Cash Flows
(in U.S. dollars)

For the year ended December 31	2006	2005
Cash flows from operating activities
Net income for the year	$663,067	$612,241
Adjustments for
Depreciation of property and equipment	223,170	221,077
Deferred income taxes	223,760	391,943

	1,109,997	1,225,261
Changes in non-cash working capital items
Accounts receivable	(349,227)	(332,327)
Income taxes payable	271,499	61,216
Inventories	153,884	231,538
Prepaid expenses	96,256	(76,821)
Accounts payable and accrued liabilities	(16,237)	279,891

	1,266,172	1,388,758

Cash flows from investing activities
Additions to property and equipment	(30,620)	(191,375)

Cash flows from financing activities
Decrease of promissory note in default	(1,899,460)	(1,370,895)
Increase in liabilities subject to compromise	129,408	143,782
Proceeds from long-term debt obligations	-	44,449
Payments on long-term debt and capital lease obligations	(41,836)	(10,623)

	(1,822,298)	(1,474,851)

Effect of exchange rate changes on cash	(10,410)	(281,564)

Decrease in cash during the year	(586,746)	(277,468)

Cash and equivalents, beginning of year	937,569	1,215,037

Cash and equivalents, end of year	$350,823	$937,569

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

Nature of Business and Receivership Status	The company is incorporated under the laws of Canada and is a manufacturer of quality sport nutrition and health food products.

On December 13, 2004, the Company was placed in receivership as a secured creditor exercised its contractual right to appoint a receiver pursuant to a general security agreement dated March 31, 2004.

The properties subject to the general security agreement are: inventory, equipment, motor vehicles, accounts and book debts, contractual rights and insurance claims, and intellectual property (patents, industrial designs and trade marks).

The plan of action of the Receiver during its appointment is to continue the Company's operation and contact parties that may be interested in acquiring the Company's assets, as a going concern.

Financial Statement Presentation and Going Concern Issues
These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), using the same accounting principles as applied by the Company prior to the receivership except as described below under the heading Accounting policies applicable to an entity in receivership. While the Company is in receivership, these financial statements continue to be prepared using the going concern concept, which assumes that the Company will be able to realize its assets and discharge its post-receivership liabilities in the normal course of business for the foreseeable future.

The company is profitable and is able to generate sufficient cash flows to make repayments against the promissory note in default and it is the Receiver's intention to operate the business. Management believes that these actions make the going concern basis appropriate. However, it is not possible to predict whether the corporation will be able to continue as a going concern once it emerges from receivership as the unsecured pre-receivership payables will become due. If the going concern basis is not appropriate, adjustments may be necessary to the carrying amounts and/or classification of assets and liabilities, and expenses in these financial statements.

Reporting Currency	Although the company is located in Canada, its parent company is based in the United States and requires the financial statements to be presented in U.S. currency.

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

Accounting Policies Applicable to an Entity in Receivership
As a result of the receivership as described above, the Company has followed accounting policies, including disclosure items, applicable to entities that are under creditor protection. The Company is applying the guidance in the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7). While SOP 90-7 refers specifically to companies under Chapter 11, its guidance, in management's view, is also applicable to this entity in receivership as it is profitable, expected to be sold as a going concern and provides the most appropriate information to the users of the financial statements.

SOP 90-7 requires that the financial statements for periods subsequent to the receivership distinguish transactions and events that are directly associated with the receivership from the ongoing operations of the business. Revenues, expenses, gains and losses, and provision for losses that can be directly associated with the receivership are reported separately as Receivership items (see Note 8). Receivership items are expensed as incurred. Cash flows related to Receivership items have been disclosed separately in Note 8.

While payments may not be made on liabilities subject to compromise, interest on debt obligations will continue to be recognized. Interest is not a Receivership item. The balance sheet distinguishes pre-receivership liabilities subject to compromise from both other pre-receivership liabilities that are not subject to compromise and from post-receivership liabilities (see Note 5). Liabilities are recorded at the amount allowed, even if they may be settled for lesser amounts.

SOP 90-7 has been applied effective December 13, 2004, and for subsequent reporting periods while the Company continues to operate in receivership.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from our estimates.

Financial Instruments	The Company's financial instruments, when valued using market interest rates, would not be materially different from the amounts presented in the financial statements.

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

Inventories	Labels, packaging and raw materials are stated at the lower of cost or market. Cost is determined using the moving average cost method.

Finished goods are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Advertising Costs	Advertising costs, including cooperative advertising payments to retailers, are charged to expense in the period that the advertising first takes place.

Shipping Costs
Shipping costs associated with the distribution of finished product to our customers are recorded as selling, general and administrative expense and are recognized when the related finished product is shipped to the customer.

Research and Development	All expenditures for research and development are charged against earnings in the year incurred.

Intangible Assets
Intangible assets primarily consist of patents, trademarks and trade secrets. All intangible assets have an indefinite life and are carried at cost. The impairment evaluation of the carrying amount of intangible assets with indefinite lives is conducted annually, or more frequently if events or changes in circumstances indicate that an asset might be impaired. An impairment loss would be recognized when fair value is less than the carrying amount of the intangible, measured as the excess of the carrying amount of the intangible over its fair value.

Income Taxes
Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and tax bases of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some or all of the deferred tax assets will not be realized.

Property and Equipment	Property and equipment are recorded at cost. Depreciation is based on the estimated useful life of the asset and is provided as follows:

Manufacturing equipment	20%	diminishing balance basis
Furniture and office equipment	20%	diminishing balance basis
Computer equipment	45%	diminishing balance basis
Computer software	100%	diminishing balance basis
Leasehold improvements		5 year straight-line basis

One-half of the above rates is used in the year of acquisition.

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows from the operation and disposition of the assets are less than the carrying amount of the assets. Measurement of an impairment loss would be based on the excess of the carrying amount of the assets over their fair value. Fair value is measured using discounted cash flows or independent appraisals as appropriate.

Revenue recognition	Revenue is recognized upon acceptance of the shipment by the customer. Sales are reported net of customer rebates and estimated returns.

Foreign Exchange
The Company considers the local currency as its functional currency. The results of operations are translated in U.S. dollars using average exchange rates each month. Assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, and differences from historical exchange rates are reflected within accumulated other comprehensive income in shareholders' equity as cumulative translation adjustments.

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

1. Accounts Receivable

	2006	2005
Trade accounts	$1,981,856	$1,608,648
Other	4,315	29,199
Less: Allowance for doubtful accounts	(144,587)	(158,362)
Less: Allowance for sales returns	(12,872)	-
	$1,828,712	$1,479,485

2. Inventories

	2006	2005
Labels and packaging	$593,217	$545,175
Raw materials	1,418,815	1,698,106
Finished goods	190,634	113,269
	$2,202,666	$2,356,550

3. Property and Equipment

			2006			2005
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Manufacturing equipment	$1,126,561	$421,127	$705,434	$990,640	$261,824	$728,816
Furniture and office equipment	97,532	38,418	59,114	93,533	24,211	69,322
Computer equipment	61,581	42,837	18,744	58,603	28,823	29,780
Computer software	16,887	15,926	961	15,476	15,476	-
Leasehold improvements	139,469	42,548	96,921	139,745	13,974	125,771
	$1,442,030	$560,856	$881,174	$1,297,997	$344,308	$953,689

During the year, manufacturing equipment at an aggregate cost of $116,745 were acquired by means of capital leases.

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

3. Property and Equipment (continued)

Manufacturing equipment held under capital leases of $162,933 (2005 - $46,280) and related accumulated depreciation of $24,608 (2005 - $4,628) are included in the cost and accumulated depreciation of manufacturing equipment respectively. Depreciation expense for the year includes $20,535 (2005 - $4,444) of depreciation for manufacturing equipment under capital leases.

Furniture and office equipment held under capital leases of $10,971 (2005 - $10,993) and related accumulated depreciation of $3,072 (2005 - $1,099) are included in the cost and accumulated depreciation of furniture and office equipment respectively. Depreciation expense for the year includes $2,029 (2005 - $1,056) of depreciation for furniture and fixtures under capital leases.

4. Promissory Note in Default

The promissory note in default ("debt") represents the amount owing to the secured creditor who appointed the Receiver. The debt was not included in the liabilities subject to compromise as the value of the security (the Company) is greater than the amount owed. The Company defaulted on the debt as of July 22, 2004. As a result, the unpaid principal balance together with interest became due on that date. The debt accrues interest at a rate of the Commercial Royal Bank of Canada prime plus 2% since the date of default.

During the year, repayments to the secured creditor were $2,644,699 (2005 - $2,476,463) and interest accrued on the outstanding balance was $716,540 (2005 - $747,712).

5. Liabilities Subject to Compromise

Liabilities subject to compromise refers to unsecured liabilities incurred prior to the receivership date as included in the list of unsecured creditors as of December 12, 2004. The Company continues to accrue for interest on income taxes payable that is subject to compromise but no interest has been paid subsequent to the date of filing.

	2006	2005
Accounts payable and accrued liabilities	$686,122	$686,775
Income taxes payable	1,699,994	1,569,933

	$2,386,116	$2,256,708

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

6. Long-Term Debt and Capital Leases

The long-term debt and capital leases came into effect after the receivership date and are as follow:

	Long-Term Debt
	2006	2005
Due to Connelly Properties, non-interest bearing, repayable in monthly instalments of $1,013, unsecured, due April 2009	$28,364	$40,601
Less: Current portion	12,156	12,180
	$16,208	$28,421

Principal repayments required over the next three years to retire the debt are as follows:

2007	$12,156
2008	12,156
2009	4,051
$28,363

Capital Leases

The following table summarizes, as of December 31, 2005, the minimum rental commitments under capital leases with initial terms in excess of one year. The leases have a remaining term of 5 years.

2007	$42,007
2008	42,007
2009	42,007
2010	36,515
2011	2,325

Total minimum lease payments	164,861
Less: Imputed interest ranging from 7.48% to 9.75%	23,325

Present value of minimum capital lease payments	141,536
Less: Current portion	31,923

$109,613

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

7. Share Capital

Authorized
Unlimited	Number of Class A common shares, voting
Unlimited	Number of Class B common shares, non-voting
Unlimited	Number of Class C non-cumulative, variable, non-voting, redeemable and retractable preference shares at the price equal to the amount paid per share plus any declared and unpaid dividends
Unlimited	Number of Class D cumulative, variable, non-voting, retractable preference shares at the price equal to the amount paid per share plus any declared and unpaid dividends

	2006	2005
Issued
101 Class A common shares	$87	$87

8. Receivership Items

Receivership items relating to continuing operations represent post-receivership revenues, expenses, gains and losses, and provision for losses that can be directly associated with the receivership of the Company. The following represent the receivership items included in the Statement of Operations:

	2006	2005
Professional fees	$124,363	$101,790

The cash flow associated with receivership items are the following:

Professional fees	$124,363	$101,790

9. Income Taxes

The current income tax expense differs from the amount calculated using statutory provincial and federal rates applied to the accounting net income due to the cumulative eligible capital deduction for taxes (2005 - the cumulative eligible capital deduction for taxes and the use of operating loss carryforwards during the year).

The significant temporary differences that give rise to deferred tax liabilities are property and equipment and intangible assets.

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

10. Related Party Transactions

The Company and the secured creditor are considered related parties as they are under common control due to the receivership.

During the year, the Company paid $2,644,699,300 (2005 - $2,476,463) to the secured creditor as payments against the promissory note in default (see Note 4).

During the year, the Company paid $331,981 (2005 - $289,894) to the secured creditor for leasing the building and warehouse.

The transactions are conducted on the same terms and at similar prices as transactions with unrelated parties.

11. Market Risks

As part of the ongoing business operations, the Company is exposed to market risks such as foreign currency exchange rates, commodity prices and concentration risks.

Foreign Exchange Transaction Risk

The Company is exposed to fluctuations in foreign currency cash flows related primarily to third-party purchases and sales. The primary Canadian dollar exchange rate exposure is with the U.S. dollar.

Commodity Price Risk

The Company is exposed to price fluctuations primarily as a result of anticipated purchases of ingredients. The principal raw material that is used in the manufacturing of products is whey protein.

Credit Risk

At December 31, 2006, one customer account made up 55% (2005 - 58%) of the total trade accounts balance.

Concentration Risk

Sales to the largest customer for the fiscal period accounted for approximately 56% (2005 - 64%) of total sales.

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

12. Commitments

The Company leases its building and warehouse at a current minimum annual cost of $272,784. The Company is also responsible for its share of property tax, maintenance and utility costs on the warehouse lease. The leases expire on April 30, 2009.

Future minimum payments under the building and warehouse leases described above, on a fiscal year basis are as follows:

2007	$280,527
2008	285,194
2009	95,065
$660,786

13. Supplemental Information

	2006	2005
Shipping costs	$138,033	$178,776

Advertising	$139,796	$155,556

Depreciation	$223,170	$221,077

14. United States and Canadian Accounting Policy Differences

There are no material differences between the financial statements prepared in accordance with accounting principles generally accepted in the United States of America and the financial statements, if they had been prepared in accordance with Canadian generally accepted accounting principles using early adoption of Section 1530 - Comprehensive income. As a result, a reconciliation to Canadian generally accepted accounting principles is not prepared.